Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$119,880
Unrealized Gain (Loss) on Market Value of Futures	791,370
Dividend Income	1,803
Interest Income	3,151
Total Income (Loss)	$916,204

Expenses
General Partner Management Fees	$7,229
Professional Fees	18,751
Brokerage Commissions	(431)
Non-interested Directors' Fees and Expenses	74
Prepaid Insurance Expense	80
NYMEX License Fee	145
Total Expenses	25,848
Expense Waiver	(15,053)
Net Expenses	$10,795
Net Income (Loss)	$905,409

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/17	$10,805,321
Net Income (Loss)	905,409

Net Asset Value End of Month	$11,710,730
Net Asset Value Per Share (1,100,000 Shares)	$10.65

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612